Exhibit 21

Entity Name	Place of Incorporation
Tyson Foods, Inc.	Delaware
Subsidiaries 100% owned unless otherwise noted
Global Employment Services, Inc.	Delaware
National Comp Care, Inc.	Delaware
Oaklawn Capital Corporation	Delaware
Oaklawn Capital - Mississippi LLC	Mississippi
Provemex International Holdings, Inc.	Delaware
The Pork Group, Inc.	Delaware
TyNet Corporation	Delaware
Tyson Breeders, Inc.	Delaware
Tyson International Company, Ltd.	Bermuda
Tyson Mexican Original, Inc.	Delaware
Tyson Poultry, Inc.	Delaware
Tyson Receivables Corporation	Delaware
Tyson Sales and Distribution, Inc.	Delaware
Tyson Shared Services, Inc.	Delaware
Universal Plan Investments	Hong Kong

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware
Hudson Midwest Foods, Inc.	Nebraska

Tyson Farms, Inc. (Subsidiary of Tyson Foods, Inc.)	North Carolina
Nacrail, LLC	Delaware

Tyson International Holding Company (Subsidiary of Tyson Foods, Inc.)	Delaware
Oaklawn Sales, Ltd.	British Virgin Islands
Shandong Tyson-Da Long Food Company, Ltd.	China
Export Packers Foods Limited	Ontario, Canada

Tyson Fresh Meats, Inc. (formerly known as IBP, inc.) (Subsidiary of Tyson Foods, Inc.)	Delaware
The Bruss Company	Illinois
Tyson Processing Services, Inc.	Delaware
IBP Finance Company of Canada	Nova Scotia
The IBP Foods Co.	Delaware
IBP Foreign Sales Corporation	Guam
Tyson Hog Markets, Inc.	Delaware
IBP Redevelopment Corporation	Missouri
Tyson Service Center Corp.	Delaware
Tyson of Wisconsin, Inc.	Delaware
Madison Foods, Inc.	Delaware
PBX, inc.	Delaware
Rural Energy Systems, Inc.	Delaware
Texas Transfer, Inc.	Texas
Tyson Canada Finance LP	New Brunswick, Canada

Lakeside Farm Industres, Ltd (Subsidiary of Tyson Fresh Meats, Inc.)	Alberta, Canada
Lakeside Feeders, Ltd.	Alberta, Canada
Lakeside Feeders Partnership	Alberta, Canada
Provemex Holdings, LLC	Delaware

961436 Alberta Ltd. (Subsidiary of Lakeside Farm Industries, Ltd)	Alberta, Canada
Cobb Breeders B.V.	The Netherlands

Cobb Breeding Company Ltd. (Subsidiary of Lakeside Farm Industries, Ltd)	United Kingdom
Cobb Denmark A/S	Denmark
Cobb Poland B.V.	Poland
Cobb-Istanbul Ana Damizlik Isletmeleri Ve Ticaret A.S.	Turkey
Cobb France Eurl	France

IBP Caribbean, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Cayman Islands
Mainstream Holding Limited	Hong Kong
Shanghai DCH Jinshan Company Ltd.	China

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware
Tyson International Service Center, Inc. Asia	Delaware
Tyson International Service Center, Inc. Europe	Delaware

IBP Foodservice, LLC (78% owned by Tyson Fresh Meats, Inc. 22% owned by IBP Caribbean, Inc. )	Delaware

Foodbrands America, Inc. (Subsidiary of IBP Foodservice, LLC)	Delaware
CBFA Management Corp.	Delaware
Foodbrands Supply Chain Services, Inc.	Texas
Forrest City Foods, LLC	Arkansas
Wilton Foods, Inc.	New York

Tyson Deli, Inc. (formerly known as Tyson Retail Deli, Inc.) (Subsidiary of Foodbrands America, Inc.)	Delaware
Tyson Prepared Foods, Inc.	Delaware
KPR Holdings, LLC	Delaware

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
Carolina Brand Foods, LLC	North Carolina

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
DFG Foods, LLC	Oklahoma

Zemco Industries, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware
Condyne-Jordan’s LLC	Maine

JOINT VENTURES/PARTNERSHIP
iTradeNetwork, Inc.	Delaware
eFS Network, Inc.	Delaware
Central Industries, Inc.	Mississippi
Regenerated Resources Massachusetts, LLC	Massachusetts
Carneco Foods, LLC	Oklahoma
ID Casing, LLC	Delaware
Shandong Sand’s Food and Development Co. Ltd.	China (Inactive)

TYSON DE MEXICO S. DE R.L. DE C.V.
Tyson de Mexico, S. de R.L. de C.V.	Mexico
Avicultores Tecnicos, S. de R.L. de C.V.	Mexico
Comercializadora Avemex, S. de R.L. de C.V.	Mexico
Corporativo Orvin S. de R.L. de C.V.	Mexico
Empresas Provemex S. de R.L. de C.V.	Mexico
Laboral Gomez Palantina, S.de R.L. de C.V.	Mexico
Provemex Avicola, S. de R.L. de C.V.	Mexico

Cobb Vantress, Inc.
Cobb-Vantress, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware
Cobb Caribe S.A.	Dominican Republic
Cobb Espanola S.A.	Spain
Gen Ave S.A.	Argentina
Matsusaka Farm Company Limited	Japan
Proavica-Venezuela	Venezuela
Venco Research and Breeding Farm, Ltd.	India
Reproductores Cobb S.A.	Argentina

Cobb-Vantress Philippines, Inc. (Subsidiary of Cobb-Vantress, Inc.)	Philippines
Cobb-Vantress Holding company, Inc.	Philippines

Celestra Investments Limited (Subsidiary of Cobb-Vantress, Inc.)	Gilbraltar
Tyson International Holdings, SARL	Luxembourg
Tyson Delaware Holdings, LLC	Delaware
Tyson International Holdings, S.C.A.	Luxembourg
Cobb Europe B.V.	The Netherlands
Cobb-Vantress Brazil LTDA	Brazil

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